UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 19, 2007

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-13122 (Commission File Number)	95-1142616 (I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
               On July 18, 2007, the Board of Directors of Reliance Steel & Aluminum Co. increased the number of authorized directors from 9 to 10 and elected Andrew G. Sharkey III to serve as a director subject to receipt of his consent. Mr. Sharkey consented on July 19, 2007. Mr. Sharkey has served as president and chief executive officer of the American Iron and Steel Institute since 1993 and from 1978 to 1993 was president, executive vice president and director of education for the Steel Service Center Institute (currently the Metals Service Center Institute). Mr. Sharkey will serve on the Nominating and Governance Committee and the Compensation and Stock Option Committee of the Board of Directors. There is no arrangement or understanding between Mr. Sharkey and any other persons pursuant to which he was selected as a director. Mr. Sharkey’s term on the Board of Directors will continue until the Reliance Annual Meeting of Shareholders in May 2008. Reliance is not engaged in any transaction with Mr. Sharkey or with any company that he controls. After reviewing Mr. Sharkey’s background and the information provided to the Nominating and Governance Committee, the Board concluded that Mr. Sharkey is independent under applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Exhibits.
99.1	Press release dated July 23, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: July 23, 2007	By:	/s/ David H. Hannah
David H. Hannah
Chief Executive Officer

EXHIBIT INDEX
99.1	Press release dated July 23, 2007